UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2013

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15491 (Commission File Number)	57-0923789 (IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC (Address of principal executive offices)	29681 (Zip Code)

Registrant’s telephone number, including area code: (864) 963-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Joseph D. Swann, who is one of nine current directors of KEMET Corporation (the “Company”), informed the Company’s Board of Directors (the “Board”) on May 11, 2013 that he does not plan to stand for re-election at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to occur on July 25, 2013.  As a result, the Board has elected to reduce the size of the Company’s Board from nine to eight directors, effective immediately following the Annual Meeting.  Mr. Swann’s decision not to stand for re-election is not the result of any disagreement with the Company, and he will continue to serve as a director through the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2013

KEMET CORPORATION

	By:	/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer